SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549



                             FORM 8-K



        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
               THE SECURITIES EXCHANGE ACT OF 1934



 Date of Report (Date of Earliest Event Reported) August 9, 2000
                                                  --------------


                   THE WINNER'S EDGE.COM, INC.
      ------------------------------------------------------
      (Exact name of Registrant as specified in its charter)


                            Delaware
          ----------------------------------------------
          (State or Other Jurisdiction of Incorporation)


        0-22954                               65-0952186
------------------------          ---------------------------------
(Commission File Number)          (IRS Employer Identification No.)


   1900 Corporate Blvd., Suite 400E, Boca Raton, Florida 33431
   -----------------------------------------------------------
             (Address of Principal Executive Offices)


                         (561) 988-3333
                 -------------------------------
                 (Registrant's Telephone Number)


  _____________________________________________________________
  (Former Name or Former Address, if changed since last report)


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Item 5.   Other Events.
          -------------

     The current officers, directors and controlling shareholders of the Company have entered into discussions with an investor group interested in purchasing a substantial equity position in the Company. If consummated, the sale of shares could result in a change in the Company's management. If a transaction is completed, the investor group expects to infuse new capital into the Company's operations. The Company anticipates that a Letter of Intent will be executed shortly. There is no assurance that an agreement will be reached or that a transaction will be consummated.


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                            SIGNATURES


     Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              THE WINNER'S EDGE.COM, INC.



August 9, 2000                By:/s/ Jeffrey Morris
                                 Jeffrey Morris, Secretary




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